Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
     JK Acquisition Corp.
     Houston, Texas

We hereby consent to the incorporation by reference in this Amendment No. 7 to Registration Statement on Form S-1 our report dated October 10, 2005 included herein for the period May 11, 2005 (inception) to September 30, 2005.

November 2, 2005

Malone & Bailey, PC
www.malone-bailey.com
Houston, Texas